Press Release dated September 21, 2006
EX-99.1

Exhibit 99.1

MFC Development Corp. Announces Second Closing

On Convertible Debt Financing

LOS ANGELES – PRIMEZONE – 9/21/06   MFC Development Corp. (OTC BB: MFCD) announced today that they have completed a financing with Gottbetter Capital Partners, LLC. CEO Nancy Duitch said, “I’m very pleased to have completed this financing.  This funding will allow MFC Development to execute on our business plan, and continue to implement a very strong product line-up for our unique direct–to-consumer distribution channel.”

For more information on the convertible debt financing, please visit:  http://biz.yahoo.com/bw/060807/20060807005155.html?.v=1

About MFC Development Corp.

MFC Development Corp. and its subsidiary companies comprise a vertically integrated consumer product, branding, marketing and distribution enterprise.  The Company employs a targeted “return on investment” advertising approach, executed through a cross-platform media strategy that includes Television, Internet and Online media, Print, Radio and wireless media, to reach its customers most effectively.  This self liquidating marketing approach also enhances the Company’s ability to brand its its proprietary and licensed consumer products and move them into traditional wholesale, retail and international distribution channels.  MFC optimizes revenue growth and profitability by combining its proven creativity and expertise in developing compelling consumer value propositions with a focus on increasing efficiencies through use of strategic analytic tools to track and manage operations.  Current Company product categories include personal care, home improvement, personal relationship and pet care products.  The Company continuously evaluates and develops new products that bring consumers value and that are suited to the Company’s marketing, distribution and sales methodologies.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the Safe Harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Events that may arise could prevent the implementation of any strategically significant plan(s) outlined above. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company's Form 10-KSB filing, its registration statements and other filings with the United States Securities and Exchange Commission (available at www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Contact:

MFC Development Corp.

Victor Brodsky, 914-636-3432, ext 100

InvestorRelations@wwexcellence.com

Aurelius Consulting Group, Inc.

Jon Cunningham

(407) 644-4256 ext. 107

Jon@aurcg.com

www.runonideas.com